Exhibit 99.B(d)(ix)(B)

FORM OF

AMENDED AND RESTATED SCHEDULE A

DATED [                ], 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED JUNE 25, 2010

BETWEEN

FUNDVANTAGE TRUST AND ASSET MANAGEMENT GROUP OF BANK OF HAWAII

Series of FundVantage Trust	Effective Date

Tax-Free Securities Fund	June 25, 2010

Tax-Free Short Intermediate Securities Fund	June 25, 2010

U.S. Government Money Market Fund	[ ], 2014

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

ASSET MANAGEMENT GROUP OF BANK OF HAWAII

By:
Name:
Title:

A-1

FORM OF

AMENDED AND RESTATED SCHEDULE B

DATED [                ], 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED JUNE 25, 2010

BETWEEN

FUNDVANTAGE TRUST AND THE ASSET MANAGEMENT GROUP OF BANK OF HAWAII

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Tax-Free Securities Fund	0.20% (20 basis points)	June 25, 2010
Tax-Free Short Intermediate Securities Fund	0.20% (20 basis points)	June 25, 2010
U.S. Government Money Market Fund	0.40% (40 basis points)	[ ], 2014

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

ASSET MANAGEMENT GROUP OF BANK OF HAWAII

By:
Name:
Title:

B-1